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                                                                    Exhibit 10.5

                                AMENDMENT TO THE
                              GENICOM CORPORATION
                               STOCK OPTION PLAN

         AMENDMENT to Genicom Corporation Stock Option Plan (the "Plan") adopted by the Board of Directors of Genicom Corporation (the "Company") at a meeting on February 13, 1995:


Section 6(d) of the Plan is hereby amended to read as follows:

In the event an Optionee shall cease to be employed by any Genicom Group Company on a full-time basis for any reason other than as a result of his death or "disability" (within the meaning of Section 105(d)(4) of the 1954 Code or the 1986 Code, whichever is applicable), the unexercised portion of any Option held by such Optionee at that time may only be exercised within one month, or such other period greater than one month determined by the Board of Directors (or the Committee), after the date on which the Optionee ceased to be so employed, and only to the extent that his right to exercised such portion had vested as of the date on which he ceased to be so employed.